UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  April 25, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On April 25, 2007, Mark Bailey & Company, Ltd. (“Mark Bailey”) notified the Chairman of the Audit Committee of the Board of Directors of PureDepth, Inc. (the “Company”) that it has resigned as the Company’s independent auditor’s, effective after completion of the current audit of the Company’s Annual Report on Form 10-KSB for year ended January 31, 2007 and its review of the financial statements to be included in the Quarterly Report on Form 10Q-SB for the three months ended April, 30, 2007. The Company is currently engaged in selecting a replacement independent auditor.

The report of Mark Bailey on the Company's financial statements for the ten-month fiscal period ended January 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. Mark Bailey has not yet completed its report on the Company’s financial statements for the fiscal year ended January 31, 2007, but does not expect such report to contain an adverse opinion or a disclaimer of opinion, or to be modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements for the fiscal year ended January 31, 2007 and the ten-month fiscal period ended January 31, 2006, and during the subsequent interim period, there were no disagreements with Mark Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mark Bailey, would have caused Mark Bailey to make reference to the subject matter of the disagreements in connection with its report, nor were there any “reportable events” as provided in Item 304(a)(iv)(B) of Regulation S-B promulgated under the Securities Act of 1934, as amended.

The Company provided Mark Bailey with a copy of this disclosure and requested that Mark Bailey furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Mark Bailey agrees with the above statements. A copy of Mark Bailey's letter dated May 1, 2007, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

A copy of the press release dated May 1, 2007 related to the foregoing disclosures is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As a result of a review of the Company’s computations of stock-based compensation under Statement of Financial Accounting Standards No. 123(R) performed in connection with the Company’s audit of its financial statements for the fiscal year ended January 31, 2007, management of the Company determined on April 27, 2007 to restate its previously issued financial statements for each of the quarterly periods ended April 30, 2006, July 31, 2006 and October 31, 2006 in order to correct certain of these computations. Pursuant to the restatements, the consolidated balance sheets for each of these periods will be corrected by reducing accumulated deficit and adjusting additional paid in capital by the same amount, resulting in no net impact on total stockholders’ equity. The impact of the correction to the consolidated statements of operations for the nine months ended October 31, 2006 will be a net reduction of operating expenses and a reduction of the reported net loss.

On April 27, 2007, upon the recommendation of management and in discussion and concurrence with Mark Bailey and Company, Ltd., the Company’s independent registered public accountants, the Audit Committee of the Board of Directors of the Company concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-QSB for each of the quarterly periods ended April 30, 2006, June 30, 2006 and October 31, 2006 should not be relied upon due to the computational errors relating to stock-based compensation. The Company plans to file amendments to its Quarterly Reports on Form 10-QSB for each of the periods ended April 30, 2006, July 31, 2006 and October 31, 2006 containing the restatements of the affected financial statements as soon as practical.

A copy of the press release dated May 1, 2007 related to the foregoing disclosures is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
16.1	Letter from Mark Bailey & Company, Ltd. dated May 1, 2007.
99.1	Press Release dated May 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.:
( Registrant )

Date: May 1, 2007	By:	/s/ JONATHAN J. McCAMAN
JONATHAN J. McCAMAN Chief Financial Officer